SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NetIQ Corporation

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NetIQ Corporation 3553 North First Street San Jose, CA 95134

To our Stockholders:

You are cordially invited to attend the 2003 annual meeting of stockholders of NetIQ Corporation to be held on Thursday, November 20, 2003, at 1:00 p.m., Pacific Time, at our headquarters located at 3553 North First Street, San Jose, California 95134. Details regarding the business to be conducted at the annual meeting are described in the following Notice of Annual Meeting and Proxy Statement. Also enclosed in this mailing are three other documents: our 2003 Annual Report, which contains information about our business and our fiscal 2003 audited financial statements; a proxy card for you to record your vote; and a return envelope for your proxy card.

Your vote is important. Whether or not you plan to attend the annual meeting, please complete and return the enclosed proxy card as soon as possible. Voting by written proxy will ensure your representation at the annual meeting. Please review the instructions on the proxy card regarding voting by written proxy, as well as the question and answer section in the Proxy Statement.

Sincerely,

Betsy E. Bayha

Vice President, General Counsel

and Secretary

San Jose, California

October 10, 2003

YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

NETIQ CORPORATION

3553 North First Street

San Jose, CA 95134

(408) 856-3000

NOTICE OF 2003 ANNUAL MEETING

OF STOCKHOLDERS OF NETIQ CORPORATION

TIME AND DATE:	1:00 p.m., Pacific Time, on Thursday, November 20, 2003

PLACE:	NetIQ Corporation 3553 North First Street San Jose, CA 95134

ITEMS OF BUSINESS:

(1)    To elect four directors;

(2)    To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 2004; and

(3)    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

WHO CAN VOTE:	You are entitled to vote if you were a stockholder of record at the close of business on Friday, September 26, 2003.

2003 ANNUAL REPORT:	A copy of our 2003 Annual Report is enclosed.

DATE OF MAILING:	This notice, the following proxy statement, the accompanying proxy card, and 2003 Annual Report are first being mailed to stockholders on or about October 16, 2003.

By Order of the Board of Directors Betsy E. Bayha Vice President, General Counsel and Secretary

San Jose, California

October 10, 2003

PROXY STATEMENT FOR 2003 ANNUAL MEETING OF STOCKHOLDERS OF  NETIQ CORPORATION

(Solicited on behalf of the Board of Directors of NetIQ Corporation)

GENERAL INFORMATION ABOUT THE ANNUAL MEETING, THE PROXY MATERIALS  AND VOTING YOUR SHARES

•	WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Charles M. Boesenberg and James A. Barth have been designated as proxies for the 2003 Annual Meeting of Stockholders.

•	WHO CAN VOTE AT THE MEETING?

The record date for the 2003 Annual Meeting of Stockholders is September 26, 2003. The record date was established by our Board of Directors. Stockholders of record at the close of business on the record date are entitled to:

(a)	receive notice of the meeting; and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

On the record date, 57,019,382 shares of our common stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held on the record date.

•	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND HOLDING SHARES AS BENEFICIAL OWNER (OR IN “STREET NAME”)?

Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name”.

(a)	Stockholder of Record:

If your shares are registered directly in your name with a company’s transfer agent, you are considered the stockholder of record with respect to those shares and proxy materials are sent directly to you by the company.

As our stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for your vote.

(b)	Beneficial Owner:

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee (who is considered the stockholder of record with respect to those shares). As the beneficial owner, you have the right to direct your broker, bank, or nominee on how to vote if you follow the instructions you receive from your broker, bank, or nominee. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting, unless you request, complete, and deliver the proper documentation provided by your broker, bank, or nominee and bring it with you to the meeting.

•	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a)

By Written Proxy: Stockholders of record can vote by marking, signing, and timely returning the enclosed proxy card. Street name holders must follow the directions provided by their broker, bank, or other nominee in order to direct such broker, bank, or nominee how to vote.

(b)

By Telephone and Internet Proxy: Street name holders may vote by telephone or the Internet, if their banks, brokers or nominees make those methods available, by following the instructions provided by them with the proxy statement.

(c)	In Person: All stockholders may vote in person at the meeting. Street name holders must obtain a legal proxy from their broker, bank, or nominee.

•	HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

A majority of our outstanding shares as of the record date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a quorum. Shares are counted as present at the annual meeting if you:

(a)	are present and vote in person at the annual meeting; or

(b)	have properly submitted a proxy card.

Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. For purposes of determining the approval of any matter submitted to the stockholders for a vote, abstentions will be treated as voting but broker non-votes will not be considered as voting.

•	WHAT ARE THE CHOICES WHEN VOTING FOR DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

In the vote on the election of our director nominees, stockholders may:

(a)	vote in favor of all nominees;

(b)	vote to withhold votes as to all nominees; or

(c)	withhold votes as to specific nominees.

Assuming a quorum is present, directors will be elected by plurality of the votes cast.

THE BOARD RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.

•	WHAT ARE THE CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF AUDITORS, AND WHAT VOTE IS NEEDED TO RATIFY THEIR SELECTION?

In the vote on the ratification of the selection of Deloitte & Touche LLP as our independent auditors, stockholders may:

(a)	vote in favor of the ratification;

(b)	vote against the ratification; or

(c)	abstain from voting on the ratification.

Assuming a quorum is present, the selection of Deloitte & Touche LLP as our independent auditors will be ratified if the affirmative vote of a majority of the shares represented and voting at the meeting is obtained. In the event that the stockholders do not ratify the selection of Deloitte & Touche LLP, the appointment of the independent auditors will be reconsidered by the Audit Committee.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

•	WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted FOR the election of all director nominees and FOR the proposal to ratify the selection of Deloitte & Touche LLP as our independent auditors.

•	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that your shares are registered differently or you have multiple accounts. Please vote all of these shares by completing and returning each proxy card you receive.

•	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under NASDAQ rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

We believe that the uncontested election of directors and the ratification of the selection of Deloitte & Touche LLP as our independent auditors are considered routine matters for which brokerage firms may vote unvoted shares.

•	HOW DO I CHANGE MY VOTE?

You may revoke your proxy at any time before it is voted. Proxies may be revoked by (i) filing with the Corporate Secretary of the Company a written notice of revocation bearing a later date than the proxy,  (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any notice of revocation or subsequent proxy must be delivered prior to taking the vote at the meeting. Any written notice of revocation or subsequent proxy should be delivered to us at NetIQ Corporation, 3553 North First Street, San Jose, California 95134, Attention: Corporate Secretary.

•	HOW DO I PROPOSE ACTIONS FOR CONSIDERATION OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS AT NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS?

You may submit proposals for consideration at a future annual meeting of stockholders, including director nominations. The manner in which a stockholder may present a proposal or make a nomination of a candidate for the Board of Directors is as set forth in our bylaws and Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines is attached hereto as Exhibit A. You may contact our Corporate Secretary at our corporate headquarters for a copy of the relevant bylaw provision regarding the requirements for making stockholder proposals and nominating director candidates. Generally, these provisions require that the stockholder deliver notice to the Corporate Secretary of the Company not less than 90 days prior to the meeting or 10 days after public disclosure of the meeting is made (in the event such disclosure is made less than 100 days prior to the date of the meeting). When submitting a recommendation to the Corporate Secretary, the stockholder must send biographical and other information about the candidate, together with a statement of the candidate’s qualifications and any other data supporting the recommendation. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in a company’s Proxy Statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals to the company in a timely manner.

In order to be included in our proxy materials for the 2004 Annual Meeting, stockholders’ proposals must be received by us no later than June 18, 2004 and have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In addition, our proxy for the 2004 Annual Meeting of Stockholders may grant the holder thereof discretionary authority to vote on any stockholder proposals brought before such meeting for which notice was received by us after September 1, 2004.

•	WHO BEARS THE COST OF THIS SOLICITATION?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition, we may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers, and employees, personally or by mail, telephone, facsimile, email, or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.

•	WHAT IF ONLY ONE COPY OF THESE PROXY MATERIALS WAS DELIVERED TO MULTIPLE STOCKHOLDERS WHO SHARE A SINGLE ADDRESS?

In some cases, only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, a stockholder may submit a written request to Corporate Secretary, NetIQ Corporation, 3553 North First Street, San Jose, CA 95134 or an oral request by telephone to Investor Relations at (408) 856-3000. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of either the Proxy Statement or the Annual Report and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors, which is elected by our stockholders, is the ultimate decision-making body of NetIQ Corporation, except with respect to those matters reserved to the stockholders. It selects the senior management team, which is charged with the conduct of our business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance.

We have updated the policies and procedures that govern the actions of the Board and have adopted a set of Corporate Governance Guidelines, a copy of which is included as Exhibit A of this Proxy Statement. We further have adopted a Code of Business Conduct and Ethics, applicable to all of our employees, officers, and directors. A copy of the Code of Business Conduct and Ethics is available on the Corporate Governance webpage in the “About NetIQ” section on our web site at www.netiq.com or may be obtained from us by contacting: Corporate Secretary, NetIQ Corporation, 3553 North First Street, San Jose, CA 95134.

Meetings

Our Board of Directors held five regular meetings, three special meetings and authorized two actions by unanimous written consent during fiscal 2003. During fiscal 2003, the Board met once in executive session. During fiscal 2004, the Board intends to regularly meet in executive session without the presence of management.

During fiscal 2003, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period in which such person was a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served during the period in which such person served as a member of the committee.

Lead Independent Director

On July 22, 2003 the Board appointed David J. Barram as Lead Independent Director. As Lead Independent Director, Mr. Barram assists the Chairman of the Board of Directors, Charles M. Boesenberg, with a number of activities. Mr. Barram’s responsibilities include the following:

•	working with the Chairman to develop an appropriate schedule of Board meetings and the agendas for the Board and Board committee meetings;

•	recommending the retention of advisors and consultants who report directly to the Board;

•	assisting the Board of Directors, the Nominating and Governance Committee and our officers in better ensuring compliance with and implementation of the Board’s Corporate Governance Guidelines;

•	chairing the executive sessions of the Board’s non-employee directors;

•	serving as principal liaison between the non-employee directors and the Chairman on sensitive issues; and

•	supervising and serving as principal liaison to our Ethics Committee.

Stockholders and other interested parties may communicate directly with the Lead Independent Director at c/o NetIQ Corporation, 3553 North First Street, San Jose, CA 95134.

Committees of the Board

The Board uses committees to work on key issues in greater detail than would be reasonable at a meeting of the full Board. Each committee reviews the results of its meetings with the full Board and makes recommendations to the Board, as appropriate. The Board presently has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The Board has updated the written charters for each of its committees. These charters are effective in fiscal 2004 and are attached as Exhibits B, C and D respectively.

Audit Committee: The Audit Committee oversees the accounting and financial reporting processes as well as the audits of our financial statements. In addition, the Audit Committee assists the Board in monitoring the integrity of our financial statements; our compliance with legal and regulatory requirements; the independent auditor’s qualifications, independence, and performance; and our internal accounting and financial controls. The Audit Committee met five times during fiscal 2003. The members of the Audit Committee at the beginning of fiscal 2003 were Michael E. Lehman and Ying-Hon Wong. Mr. Wong resigned from the Board and the Audit Committee on September 24, 2003. In addition, David J. Barram joined Mr. Wong Audit Committee when he became a member of the Board on September 18, 2002 and Maureen F. McNichols, joined the Audit Committee in October 2003. Mr. Lehman is chairperson of the Audit Committee and qualifies as a “financial expert” as defined by the rules of the Securities and Exchange Commission (SEC) implementing Section 406 of the Sarbanes-Oxley Act. In the judgment of the Board, each of the members of the Audit Committee is “independent” as defined under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and is financially literate.

Compensation Committee: The Compensation Committee discharges the Board’s responsibilities relating to compensation of our directors and executive officers, including approval of the compensation of individual executive officers and recommendation of the compensation of the Chief Executive Officer and directors. Additionally, the Compensation Committee reviews and makes recommendations to the Board and management regarding compensation plans, policies and programs in a manner consistent with our business objectives, competitive practices and applicable law. The initial members of the Compensation Committee during fiscal 2003 were: Alan W. Kaufman, Michael J. Maples, and Ying-Hon Wong. On April 14, 2003, David J. Barram replaced Mr. Wong on the Compensation Committee. Mr. Kaufman is chairperson of the Compensation Committee. The Compensation Committee held five meetings and authorized 14 actions by written consent, including monthly new hire option grants, during fiscal 2003.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions: No member of the Compensation Committee was at any time during fiscal 2003 an officer or employee of the Company or any of its subsidiaries. None of our executive officers serves as a member of the Board of Directors or on the compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Governance Committee: The Nominating and Governance Committee was formed on October 17, 2002, and assumed the duties previously performed by our Nominating Committee in addition to various governance responsibilities. The Nominating and Governance Committee assists the Board in identifying prospective director nominees and recommends to the Board director nominees for election at the annual meeting of stockholders, director nominees for each committee, and nominees for “Lead Director”. The Nominating and Governance Committee also takes a leadership role in matters of corporate governance and oversees the evaluation of the Board and directors. The Nominating and Governance Committee will consider director nominees identified to the Nominating and Governance Committee by a stockholder if the stockholder submits biographical information about the potential nominee and such nominee’s qualifications. Stockholders who wish to identify potential nominees should write to the Nominating and Governance Committee, c/o Corporate Secretary, NetIQ Corporation, 3553 North First Street, San Jose, CA 95134. The members of the Nominating and Governance Committee during fiscal 2003 were Alan W. Kaufman, Michael J. Maples, and David J. Barram.

Mr. Barram serves as chairperson of the Committee. The Nominating and Governance Committee held one meeting during fiscal 2003.

Independence of Directors

The Corporate Governance Guidelines adopted by the Board in July 2003, together with applicable law, rules and regulations of the SEC and NASDAQ requirements, set forth the standards applied by the Board in determining whether a non-employee director is independent. Consistent with these standards, the Board has determined that 75% of our directors are independent directors and that all current committee members are independent.

PROPOSALS FOR CONSIDERATION AT THE ANNUAL MEETING

PROPOSAL ONE

ELECTION OF DIRECTORS

Our bylaws provide for a Board of eight directors, and our certificate of incorporation provides that the Board of Directors be divided into three classes as nearly equal in number as possible. Each class, described in the chart below, serves a term of three years and the terms expire at the Annual Meeting of Stockholders in the year set forth on the chart.

Class I – 2005	Class II – 2003	Class III – 2004
Charles M. Boesenberg	David J. Barram	Michael E. Lehman
Alan W. Kaufman	Michael J. Maples	Maureen F. McNichols
Elijahu Shapira	Michael J. Rose

In accordance with the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated David J. Barram, Michael J. Maples, and Michael J. Rose for election as directors in Class II, to serve three-year terms to expire at the Annual Meeting in 2006, or until their successors are elected and qualified. In addition, the Nominating and Governance Committee has recommended, and the Board has nominated, Maureen F. McNichols for election by our stockholders. Dr. McNichols was appointed by the Board on August 11, 2003 to fill a vacancy in Class III. If elected at the Annual Meeting, Dr. McNichols will hold office for the remainder of the Class III term, which expires at the Annual Meeting in 2004, or until her successor is elected and qualified. Each nominee is currently serving as a director and has consented to serve for a new term. The Board has determined that each of the foregoing nominees meets the criteria for independence set forth in our Corporate Governance Guidelines and under applicable laws, rules and regulations.

Directors in Class I and Class III not being re-elected this year will continue in office for the remainder of their terms unless such directors resign or their service otherwise ceases in accordance with the terms of our certificate of incorporation or bylaws.

The election of Directors requires a plurality of the votes actually cast. This means that the four nominees receiving the greatest number of votes will be elected. Votes withheld for any nominee will not be counted. It is the intention of the persons named as proxies to vote in favor of the candidates nominated by the Board unless such authority is withheld. If any nominee should not be available for election, the proxies will be voted in the best judgment of the persons authorized as proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINATED DIRECTORS.

Information Concerning Nominees for Election at the Annual Meeting

David J. Barram, age 59, joined our Board of Directors in September 2002. In March 1996, he was appointed Administrator of the General Services Administration by President Clinton and served until April 2001. From 1993 to 1996, he was Deputy Secretary and Chief Operating Officer of the U.S. Department of Commerce. Prior to his government service, Mr. Barram held senior positions at Apple Computer, Silicon Graphics, Inc., and Hewlett-Packard Company. Mr. Barram joined Apple Computer in 1985 as Vice President of Finance and Chief Financial Officer and also held the positions of Vice President of Corporate Affairs and Vice President of Corporate Communications. In 1983, he served as the first Chief Financial Officer of Silicon Graphics, Inc. Mr. Barram also serves as a board member of Pope & Talbot, Inc., Pallino Pastaria, Inc., Green

Order, Inc., and the non-profit National Center for Education & the Economy. Mr. Barram holds a B.A. from Wheaton College and a M.B.A. from Santa Clara University.

Michael J. Maples, age 61, has been our director since the acquisition of Mission Critical Software, Inc. in May 2000 and served as a director of Mission Critical Software, Inc. from April 1999 until May 2000. Since July 1995, Mr. Maples has managed his private investments. From April 1988 to July 1995, Mr. Maples held various management positions at Microsoft Corporation, the most recent of which was Executive Vice President of the Worldwide Products Group and a member of the Office of the President. Prior to that, he served as a Director of Software Strategy for International Business Machines Corporation (IBM). He also serves as a director of PeopleSoft, Inc., an enterprise software provider, and Lexmark International, Inc., a developer, manufacturer and supplier of printing solutions. Mr. Maples is also a member of the Board of Visitors for the Engineering School at the University of Oklahoma and the College of Engineering Foundation Advisory Council at the University of Texas at Austin. Mr. Maples holds a B.S. in electrical engineering from the University of Oklahoma and a M.B.A. from Oklahoma City University.

Michael J. Rose, age 50, joined our Board of Directors in September 2003. Mr. Rose has served as Group Chief Information Officer for the Royal Dutch/Shell Group of Companies (Shell), an international provider of gas, power, energy, and chemical products, since September 2001. Prior to joining Shell, Mr. Rose held various positions with Hewlett-Packard Company (HP) from 1978 to 2001. While at HP, Mr. Rose served as Controller for various HP divisions, was appointed Chief Information Officer and an HP Vice President in 1997, and was elected an officer in 2000. Mr. Rose holds a bachelor’s degree in economics from State University of New York in Geneseo, New York.

Maureen F. McNichols, age 50, joined our Board of Directors in August 2003. She has served as Marriner S. Eccles Professor of Public and Private Management at Stanford University since 2001 and as Professor of Accounting at Stanford University since 1999. Dr. McNichols presently serves as Program Director for the Stanford Program on Corporate Governance for Boards of Directors, a position she has held since 2002. From 1991 to 1999, Dr. McNichols was Associate Professor of Accounting at Stanford. From 1976 until 1991, she held various teaching positions in accounting at the university level. Dr. McNichols holds a B.A. and a M.A. in accountancy from the University of Illinois, Champaign-Urbana, and a Ph.D. in accounting from the Graduate School of Management from the University of California, Los Angeles.

Information Concerning Directors Continuing in Office

Charles M. Boesenberg, age 55, was named Chairman of our Board of Directors in August 2002, and joined us as President, Chief Executive Officer, and a director in January 2002. From March 2000 to December 2001, he was President of Post PC Ventures, managing private investments. From December 1998 to February 2000, Mr. Boesenberg served as President and Chief Executive Officer of Integrated Systems, Inc. a provider of embedded systems software. Before joining Integrated Systems, Mr. Boesenberg was President and Chief Executive Officer of Magellan Corporation, which was the surviving corporation of a merger with Ashtech, Inc., a position that he assumed in January 1995 with Ashtech. Magellan specializes in satellite navigation and communication products. Prior to 1995, Mr. Boesenberg held senior executive positions with a number of leading high-technology companies including International Business Machines Corporation (IBM) and Apple Computer, Inc. Mr. Boesenberg served as a member of the Board of Directors of Symantec Corporation, a provider of Internet security technology, from June 1994 until September 12, 2002, but did not participate in Symantec Corporation board meetings after assuming his position with us. Mr. Boesenberg also served as a member of the Board of Directors of Epicor Software, a provider of integrated enterprise software solutions for mid-market companies, from December 2000 until May 2003. Mr. Boesenberg currently serves as a member of the Board of Directors of Maxtor Corporation, a provider of hard disk drive storage products and solutions, where he also serves on the Compensation Committee. Mr. Boesenberg holds a B.S. in mechanical engineering from the Rose Hulman Institute of Technology and a M.S. in business administration from Boston University.

Alan W. Kaufman, age 65, has been our director since August 1997. Mr. Kaufman served as a director of QueryObject Systems, a developer and marketer of proprietary business intelligence software, from October 1997 to March 2002. He also served as Chairman of the Board of QueryObject Systems from May 1998 to October 1999, and as the President and Chief Executive Officer from October 1997 to December 1998, when he retired. From December 1996 to October 1997, Mr. Kaufman was an independent consultant. From April 1986 to December 1996, Mr. Kaufman held various positions at Cheyenne Software, most recently as Executive Vice President of Worldwide Sales. Mr. Kaufman was the founding President of the New York Software Industry Association and currently serves on the Executive Committee of their Board of Directors. He is on the Board of Trustees for Outward Bound USA. Mr. Kaufman holds a B.S. in electrical engineering from Tufts University.

Elijahu Shapira, age 37, became our director after we acquired WebTrends Corporation in March 2001. He served as our Chief Strategy Officer from March 2001 until September 2001. Since September 2001, Mr. Shapira has been managing private investments. Mr. Shapira co-founded WebTrends Corporation and served as its Chief Executive Officer from December 1997 until March 2001 and as a director from September 1993 until March 2001. From September 1994 to November 1995 and from November 1996 to December 1998, he served as WebTrends’ Vice President and Secretary. Before founding WebTrends, Mr. Shapira was the product development manager for the anti-virus product line at Central Point Software. Prior to Central Point, he served as the Vice President of Business Development for Carmel Software Engineering, a network security and encryption products company.

Michael E. Lehman, age 53, was appointed our director in April 2002. During the past 15 years,  Mr. Lehman held various management positions at Sun Microsystems, Inc., a provider of computer systems and professional support services. While at Sun, he served as Executive Vice President, Corporate Resources, and Chief Financial Officer from July 2000 to July 2002; as Vice President, Corporate Resources, and Chief Financial Officer from January 1998 to July 2000; and as Vice President and Chief Financial Officer from February 1994 to January 1998. Prior to his tenure at Sun, Mr. Lehman was a senior manager in the  San Francisco office of PricewaterhouseCoopers, the international accounting firm, where he was responsible for audits of multinational entities. Mr. Lehman has served on the Board of Directors of MGIC Investment Corporation, a mortgage insurance company, since April 2001; on the Board of Directors of Mercator Software, Inc., a software development company, since April 2002; and on the Board of Directors of Sun Microsystems, Inc., since November 2002. Mr. Lehman holds a B.S. in accounting from the University of Wisconsin-Madison.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee has selected Deloitte & Touche LLP as our independent auditors to audit our consolidated financial statements for the fiscal year ending June 30, 2004, and our stockholders are being asked to ratify such selection. Although we are not required to seek stockholder approval of this appointment, we believe it is sound corporate practice to do so. If our stockholders do not ratify this appointment, our Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different auditing firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders. Deloitte & Touche LLP has served as our independent auditors since our inception.

We expect a representative of Deloitte & Touche LLP to be present at the annual meeting, and to be available to respond to stockholder questions. The representative will be given an opportunity to make a statement if he or she so desires.

The fees billed or expected to be billed to us by Deloitte & Touche LLP with respect to fiscal 2003 are as follows:

Audit Fees: Aggregate fees for professional services rendered by Deloitte & Touche LLP in connection with the audit of our consolidated financial statements as of and for fiscal 2003 and limited reviews of our unaudited condensed consolidated interim financial statements included in our Form 10-Qs were $581,233;

Financial Information Systems Design and Implementation Fees: During fiscal 2003, Deloitte & Touche LLP rendered no professional services to us in connection with the design and implementation of financial information systems; and

All Other Fees: In addition to the fees described above, aggregate fees of $290,253 were billed or are expected to be billed by Deloitte & Touche LLP with respect to fiscal 2003, including acquisitions and audit-related services of $218,219, and tax services of $72,034.

The Audit Committee has determined that the provision of the services by Deloitte & Touche LLP included in the category “All Other Fees” was compatible with maintaining its independence.

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to approve the ratification of appointment of independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS.

INFORMATION REGARDING COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

The Board believes that compensation for non-employee directors should be a mixture of cash and equity incentives, and encourages ownership of our stock by our directors to further align their interests with those of our stockholders. In addition, the Board believes it is important to provide non-employee directors with compensation that is competitive with that offered by other high technology companies in order to attract and retain high quality directors. Directors who are our full-time employees receive no additional compensation for services as a director.

During fiscal 2003, we reimbursed each member of our Board of Directors for out-of-pocket expenses incurred in connection with attending Board meetings and, in addition, paid non-employee members of the Board of Directors an annual retainer of $20,000 and an additional $2,500 per committee meeting attended, up to a maximum of $30,000 in the aggregate for all Board and committee services during the year. In July 2003, the Compensation Committee and the Board reviewed and revised the cash compensation for non-employee directors to be more competitive in light of the greater duties and responsibilities required of Board members pursuant to our corporate governance initiatives. Cash compensation for non-employee directors during fiscal 2004 is expected to be as follows:

•	annual retainer of $24,000;

•	additional retainer of $40,000 to Lead Independent Director (who also serves as Nominating and Governance Committee chair);

•	additional retainer of $15,000 to Audit Committee chair;

•	additional retainer of $5,000 to Compensation Committee chair;

•	$2,000 for each Board or committee meeting personally attended;

•	$1,000 for each Board or committee meeting attended by phone; and

•	reimbursement of expenses for attending Board and committee meetings and tuition fees for attending relevant Board-level education.

We also grant stock options to non-employee directors. Under the terms of our 1995 Stock Plan (the 1995 Stock Plan) an option to purchase 30,000 shares is made to each individual who becomes a non-employee director. In addition an option to purchase 7,500 shares of common stock is granted to each non-employee director immediately following each annual meeting of stockholders. These options vest over three years, with 25% vesting on the first anniversary of the vesting commencement date, 25% on the second anniversary of the vesting commencement date, and 50% on the third anniversary of the vesting commencement date. The options stop vesting when the individual no longer serves as a non-employee director. The options have a term of five years, and the exercise price is equal to the fair market value of the common stock on the date of grant.

During fiscal 2003, none of our non-employee directors received any payments from us, or our subsidiaries, other than compensation received as our director.

In addition to the standard automatic option grants made to directors under the 1995 Stock Plan, current directors have received the following additional option grants:

•

In October 2000, options were granted to each of Alan W. Kaufman and Michael J. Maples to purchase up to 30,000 shares of common stock at an exercise price of $65.68 per share pursuant to the 1995 Stock Plan, with a vesting schedule of 25% on the first anniversary of the vesting commencement date, 25% on the second anniversary of the vesting commencement date, and the remaining 50% on the third anniversary of the vesting commencement date, with the options becoming fully vested on October 2, 2003 subject to each director individually continuing to be a director on such date.

•

In December 2001, options were granted to each of Alan W. Kaufman, Michael J. Maples, and Elijahu Shapira, to purchase up to 21,667 shares of common stock at an exercise price of $34.50 per share pursuant to the 1995 Stock Plan, with a vesting schedule of 25% on the first anniversary of the vesting commencement date, 25% on the second anniversary of the vesting commencement date, and the remaining 50% on the third anniversary of the vesting commencement date, with the options becoming fully vested on December 17, 2004 subject to each director individually continuing to be a director on such date.

•

In April 2002, an option was granted to Michael E. Lehman to purchase up to 30,000 shares of common stock at an exercise price of $21.97 per share pursuant to the 1995 Stock Plan, with a vesting schedule of 25% on the first anniversary of the vesting commencement date, 25% on the second anniversary of the vesting commencement date, and the remaining 50% on the third anniversary of the vesting commencement date, with the options becoming fully vested on April 26, 2005 subject to Mr. Lehman continuing to be a director on such date.

Executive Compensation

Summary Compensation Table

The following table sets forth in summary form information concerning the compensation awarded to, earned by, or paid for services rendered to us in all capacities during fiscal years 2003, 2002 and 2001, respectively by (i) our Chief Executive Officer during fiscal 2003 and (ii) our next four most highly compensated executive officers during fiscal 2003. These five officers are referred to as Named Executive Officers.

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($) (1)	Securities Underlying Options (#)		All Other Compensation ($)
Charles M. Boesenberg President and Chief Executive Officer and Chairman of the Board	2003 2002 2001	500,000 217,014 —	(3)	344,684 388,333 —	(3)	— — —	— 1,500,000 —		3,815 3,649 —	(2) (2)

Glenn S. Winokur Chief Operating Officer	2003 2002 2001	330,000 291,668 200,016	(4)	115,752 137,438 107,280		— 7,807 33,446	100,000 100,000 50,000		168,857 5,607 392	(5) (5) (6)

Mark P. Marron Senior Vice President, Worldwide Sales	2003 2002 2001	250,000 212,674 —	(7)	83,750 — —		110,172 165,028 —	25,000 150,000 —		45 298 —	(6) (6)

Richard M. Schell Executive Vice President, Products	2003 2002 2001	280,000 5,833 —	(8)	61,642 — —		— — —	150,000 150,000 —		315 — —	(6)

Thomas R. Kemp Senior Vice President, Corporate Strategy and Development	2003 2002 2001	210,000 180,000 180,000		97,935 86,513 76,500		— — —	100,000 100,000 50,000	(9)	3,815 5,479 392	(10) (10) (6)

(1)	Amount represents commissions earned.

(2)	Includes $3,500 of 401(k) matching contributions made by us during each of fiscal 2003 and 2002, and $315 and $149 of premium paid for life insurance policy during fiscal 2003 and 2002, respectively.

(3)

Executive joined us in January 2002 as President and Chief Executive Officer, and amounts represent salary earned for fiscal 2002, $180,000 paid as signing bonus and $208,333 earned of first-year guaranteed bonus of $500,000 paid in January 2003.

(4)	Executive resigned on June 30, 2003 and amount represents salary earned during fiscal 2003.

(5)

Includes $165,000 earned pursuant to separation agreement, $3,500 of 401(k) matching contributions made by us, and $357 of premium paid for life insurance policy during fiscal 2003. Includes $5,250 and $357 for 401(k) matching contributions and premium paid for life insurance policy during fiscal 2002.

(6)	Amount represents premiums paid for life insurance policy during the fiscal year.

(7)	Executive joined us in August 2001 and amount represents salary earned during fiscal 2002.

(8)	Executive joined us in June 2002 and amount represents salary earned during fiscal 2002.

(9)

Reflects stock options that were granted on June 20, 2003 pursuant to the option exchange program described in “Report of the Compensation Committee—Option Exchange Program”, of which (i) an option to purchase 50,000 shares was granted to replace an option to purchase the same number of shares and  (ii) an option to purchase 50,000 shares was granted to replace options to purchase 100,000 shares.

(10)

Includes $3,500 and $5,122 of 401(k) matching contributions made by us during fiscal 2003 and 2002, respectively. Includes $315 and $357 representing premiums paid for life insurance policy during fiscal 2003 and 2002, respectively.

Option Grants During Fiscal 2003

The following table sets forth certain information relating to stock options awarded to each of the Named Executive Officers during fiscal 2003, including the potential realizable value over the applicable term of the options based on assumed rates of stock appreciation of 5% and 10%, compounded annually and subtracting from that result the total option exercise price. The assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

During fiscal 2003, options were granted to acquire up to an aggregate of 4,972,895 shares to employees and directors, including options for a total of 2,848,145 shares granted pursuant to the option exchange program described in “Report of the Compensation Committee—Option Exchange Program”. All options were granted at an exercise price equal to the fair market value of the common stock on the date of grant, as defined by the plans. Unless otherwise noted, options generally vest over four years with 25% of the shares subject to option vesting on the first anniversary of the grant date, and the remaining shares vesting ratably each quarter thereafter.

	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5% ($)		10% ($)
Charles M. Boesenberg	—	—	—	—	—		—
Glenn S. Winokur	100,000(1)	2.0%	$20.17	07/18/09	$821,122		$1,913,562
Mark P. Marron	25,000(1)	0.5%	$14.25	10/17/09	$145,030		$337,980
Richard M. Schell	150,000(1)	3.0%	$22.63	07/01/12	$2,134,783		$5,409,959
Thomas R. Kemp	50,000(2)	1.0%	$20.17	07/18/09	$—	(2)	$ —	(2)
Thomas R. Kemp	50,000(3)	1.0%	$16.00	02/07/05	$64,292		$132,622
Thomas R. Kemp	50,000(4)	1.0%	$16.00	07/18/07	$173,611		$376,925

(1)	Vesting is 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and the remaining 50% on the third anniversary of the grant date.

(2)	This option was subsequently cancelled as part of executive’s participation in the option exchange program described in “Report of the Compensation Committee—Option Exchange Program”.

(3)

Executive received a replacement option on June 20, 2003 pursuant to the option exchange program described in “Report of the Compensation Committee—Option Exchange Program”. This option was granted in replacement of an option granted prior to fiscal 2003 to purchase 100,000 shares at an exercise price of $62.00. The replacement option has a five-year term from February 7, 2000, the original grant date of the cancelled option, and vests according to the same schedule as the tendered option.

(4)

Executive received a replacement option on June 20, 2003 pursuant to the option exchange program described in “Report of the Compensation Committee—Option Exchange Program”. This option was granted in replacement of an option granted in 2003 to purchase 50,000 shares at an exercise price of $20.17. The replacement option has a five-year term from July 18, 2002, the original grant date of the cancelled option, and vests according to the same schedule as the tendered option.

Option Exercises During Fiscal 2003 and Fiscal Year-End Option Values

The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during fiscal 2003, and the number of shares of common stock subject to exercisable stock options held as of June 30, 2003 by the Named Executive Officers.

The “Value Realized” is based upon the sale price or the fair market value on the date of exercise per share, minus the per share exercise price, multiplied by the number of shares underlying the option. The “Value of Unexercised In-the-Money Options at June 30, 2003” is based upon the fair market value of our common stock on the last business day of the fiscal year, minus the per share exercise price, multiplied by the number of shares underlying the option. The fair market value is determined by the closing price of our common stock on June 30, 2003, which was $15.50 per share.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at June 30, 2003 (#)		Value of Unexercised In-the- Money Options at June 30, 2003 ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles M. Boesenberg	—	$—	562,499	937,501	$—	$—
Glenn S. Winokur	—	$—	176,043	—	$144,912	$—
Mark P. Marron	—	$—	65,625	109,375	$—	$31,250
Richard M. Schell	—	$—	37,500	262,500	$—	$—
Thomas R. Kemp	—	$—	127,085	175,000	$428,296	$—

Compensation Committee Report on Repricing of Options

The following table provides information on repricing of options, whether through amendment, cancellation or replacement grants, or any other means during the last ten years, held by any individual who was an executive officer as of June 30, 2003. The options granted pursuant to the option exchange program described in “Report of the Compensation Committee—Option Exchange Program” are included in the following table.

Name	Date	Number of Securities Underlying Options Repriced or Amended (#)	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment
Betsy E. Bayha(1)	06/20/2003	66,666	$15.96	$28.28	$16.00	3 Years 139 Days
Thomas R. Kemp(2)	06/20/2003	50,000	$15.96	$20.17	$16.00	4 Years 28 Days
Thomas R. Kemp	06/20/2003	50,000	$15.96	$62.00	$16.00	1 Year 232 Days
Daniel J. Meub(3)	06/20/2003	30,000	$15.96	$20.17	$16.00	4 Years 28 Days
Daniel J. Meub	06/20/2003	24,000	$15.96	$58.72	$16.00	2 Years 44 Days
Daniel J. Meub	06/20/2003	16,069	$15.96	$34.44	$16.00	1 Year 79 Days
Daniel J. Meub	06/20/2003	12,000	$15.96	$37.63	$16.00	2 Years 114 Days

(1)	Vice President, General Counsel and Secretary.

(2)	Senior Vice President, Corporate Strategy and Development.

(3)	Senior Vice President, General Manager Web Analytics.

THE COMPENSATION COMMITTEE

Alan W. Kaufman, Chair

Michael J. Maples

David J. Barram

Employment Contracts, Termination of Employment, and Change of Control Arrangements

The 1995 Stock Plan provides that in the event of a merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute each option or stock purchase right. If the outstanding options or stock purchase rights are not assumed or substituted, the administrator will provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or stock purchase right will terminate upon the expiration of the 15-day period. If, within 12 months after a change of control, an optionee’s employment with the successor corporation is terminated other than for cause or if a director’s service with the successor corporation is terminated other than for voluntary resignation, which will not be considered voluntary if requested by the acquiring company, the optionee will fully vest in the right to exercise all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable.

We have entered into change of control severance agreements with each of our Named Executive Officers and certain other officers. The agreements provide that in the event of the officer’s involuntary termination without cause within 12 months after a change of control, the officer is entitled to six months of severance pay, six months of continued coverage under group health, life and other insurance arrangements, and full acceleration of all outstanding options granted to the officer.

On September 8, 2003 Charles M. Boesenberg, our Chairman, Chief Executive Officer, and President entered into a written employment agreement with us, that superseded his prior employment agreement with us, dated January 25, 2002. The agreement provides that Mr. Boesenberg will not receive a salary or cash bonus during each of fiscal 2004 and 2005. The agreement further provides that Mr. Boesenberg will be entitled to certain benefits in the event of the termination of his employment resulting from a change of control, including:

•	a separation payment equivalent to $1.0 million (or, if such termination is after June 30, 2005, his then-current base salary and annual target bonus, if greater);

•	continuation of his insurance benefits for a period of one year; and

•	acceleration of the vesting of any unvested stock options.

In addition, pursuant to the agreement, Mr. Boesenberg received a grant of options to purchase 1,000,000 shares under the 1995 Stock Plan and 1998 Stock Plan, exercisable at the fair market value established by the respective stock plans, or $13.95 and $14.08, respectively. Mr. Boesenberg’s right to exercise his stock options continues for two years after the termination of his employment with us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports regarding ownership of, and subsequent transactions in, our securities. Such officers, directors, and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely upon our review of copies of reports provided to us and written representations from our executive officers and directors, we believe that all reports required by Section 16(a) during fiscal 2003 were timely filed, except as follows: there were inadvertent late filings with respect to each of the automatic option grants made to David J. Barram, Ching-Fa Hwang, Alan W. Kaufman, Michael E. Lehman, Michael J. Maples, Elijahu Shapira, and Ying-Hon Wong, as non-employee directors, after the annual stockholder meeting in November 2002.

BENEFICIAL OWNERSHIP OF COMPANY STOCK

To our knowledge, the following table shows the beneficial ownership of our common stock on September 26, 2003 by: (i) each person or entity who is known to us to own beneficially 5% or more of our outstanding common stock; (ii) each member of our Board of Directors; (iii) each of the Named Executive Officers; and (iv) all our current directors and executive officers as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

Under the rules of the SEC, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares that may be acquired within 60 days are also considered to be beneficially owned under SEC rules.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class(1)
5% Stockholders:
J. & W. Seligman & Co., Inc.(2)	3,138,784	5.5%
100 Park Avenue, 7th Floor
New York, NY 10017
Franklin Resources, Inc.(3)	3,111,070	5.5%
One Franklin Parkway
San Mateo, CA 94403-1906

Named Executive Officers and Directors:
Charles M. Boesenberg(4)	900,176	1.6%
Thomas R. Kemp(5)	325,602	*
Glenn S. Winokur(6)	283,076	*
Elijahu Shapira(7)	95,764	*
Alan W. Kaufman(8)	92,624	*
Mark Marron(9)	84,135	*
Richard M. Schell(10)	75,200	*
Michael J. Maples(11)	70,456	*
Michael E. Lehman(12)	14,375	*
David J. Barram(13)	11,705	*
Maureen F. McNichols	—	*
Michael J. Rose	—	*
All Directors and Executive Officers as a group (18 persons)(14)	2,332,781	4.0%

*	Represents less than 1% of the outstanding shares of common stock.

(1)

Percent of class is calculated based on a total of 57,019,382 shares of common stock outstanding as of September 26, 2003 together with shares purchasable within 60 days of September 26, 2003 for each stockholder.

(2)

Based solely on information reported to the SEC by J. & W. Seligman & Co., Inc. on February 11, 2003. Includes shares beneficially owned by William C. Morris, the owner of a majority of the outstanding voting securities held by the stockholder named in the table. The stockholder in the table and Mr. Morris each report having shared voting power with respect to 3,137,039 shares and shared dispositive power with respect to 3,138,784 shares.

(3)

Based solely on information reported by Franklin Templeton Investments to the SEC on February 12, 2003. The securities are beneficially owned by one or more open or closed-end investment companies or other management accounts which are advised by direct and indirect investment advisory subsidiaries of the stockholder named in the table. Includes shares beneficially owned by Charles B. Johnson and Rupert H.

Johnson, Jr., each of whom own in excess of 10% of the outstanding common stock of the stockholder named in the table and who together are the principal shareholders of the stockholder named in the table. Sole voting power is held by Franklin Advisers, Inc. as to 2,577,600 shares, by Franklin Advisory Services LLC with respect to 274,174 shares and by Fiduciary Trust Company International with respect to 13,300 shares. Sole dispositive power is held by Franklin Advisers, Inc. as to 2,577,600 shares, by Franklin Advisory Services LLC with respect to 274,174 shares, by Franklin Private Client Group, Inc. as to 245,996 shares and by Fiduciary Trust Company International with respect to 13,300 shares.

(4)	Includes 887,698 shares purchasable within 60 days of September 26, 2003 pursuant to outstanding options.

(5)	Includes 196,222 shares held in trust for Mr. Kemp, 2,000 shares held by Mr. Kemp’s wife, and 127,285 shares purchasable within 60 days of September 26, 2003 pursuant to outstanding options.

(6)	Includes 99,542 shares held in trust for Mr. Winokur and 150,000 shares purchasable pursuant to outstanding options that expire on September 30, 2003.

(7)	Includes 15,624 shares purchasable within 60 days of September 26, 2003 pursuant to outstanding options.

(8)	Includes 90,624 shares purchasable within 60 days of September 26, 2003 pursuant to outstanding options.

(9)	Includes 81,449 shares purchasable within 60 days of September 26, 2003 pursuant to outstanding options.

(10)	Includes 75,200 shares purchasable within 60 days of September 26, 2003 pursuant to outstanding options.

(11)	Includes 57,390 shares purchasable within 60 days of September 26, 2003 pursuant to outstanding options.

(12)	Includes 9,375 shares purchasable within 60 days of September 26, 2003 pursuant to outstanding options.

(13)	Includes 2,330 shares held in trust for Mr. Barram, and 9,375 shares purchasable within 60 days of September 26, 2003 pursuant to outstanding options.

(14)	Includes 1,683,134 shares purchasable within 60 days of September 26, 2003 pursuant to outstanding options and 150,000 shares purchasable pursuant to outstanding options that expire on September 30, 2003.

COMMITTEE REPORTS

AUDIT COMMITTEE REPORT

In accordance with its written charter, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of financial controls. In fulfilling its oversight responsibilities during fiscal 2003, the Audit Committee:

•	discussed the quarterly and year-to-date financial information contained in each quarterly earnings announcement with senior members of the Company’s financial management and Deloitte & Touche LLP (Deloitte & Touche), independent auditors, prior to public release;

•	reviewed the audited financial statements of the Company as of and for the year ended June 30, 2003, as well as the quarterly unaudited financial statements and earnings release with senior members of the Company’s financial management and Deloitte & Touche;

•	reviewed with the Company’s financial management and Deloitte & Touche their judgments as to the quality, not just the acceptability, of the Company’s accounting principles;

•	discussed with Deloitte & Touche the overall scope and plan for their audit;

•	reviewed the Company’s financial controls and financial reporting process;

•	reviewed the Company’s litigation matters;

•	reviewed significant financial reporting issues and practices, including judgmental items, change in accounting principles and disclosure practice;

•	pre-approved all services performed by Deloitte & Touche;

•	met with Deloitte & Touche, without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting; and

•	met with the Company’s financial management, without Deloitte & Touche present, to discuss the quality of services provided by Deloitte & Touche.

In addition, the Audit Committee has discussed with Deloitte & Touche their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No.1 Independence Discussions with Audit Committee and any matters required to be discussed by Statement on Auditing Standards No. 61 Communications with Audit Committees, as amended, and considered whether the provision of all other non-audit services provided by Deloitte & Touche to the Company during fiscal 2003 was compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2003 for filing with the Securities and Exchange Commission. The Audit Committee selected Deloitte & Touche as the Company’s independent auditors for the fiscal year ending June 30, 2004.

THE AUDIT COMMITTEE

Michael E. Lehman, Chair

David J. Barram

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee reviews and recommends to the Board actions with respect to compensation of and benefits granted to officers and other key employees of the Company and administers the Company’s stock option plans and stock purchase plan. During fiscal 2003, the Committee was comprised of three non-employee directors.

General Compensation Policies

The Company structures executive compensation in a manner designed to provide competitive levels of compensation to assist the Company in attracting, motivating, and retaining top quality executives. The compensation paid to the Company’s executive officers consists primarily of base salary, cash bonuses under a management incentive bonus plan, and grants of equity incentives pursuant to the Company’s stock option plans. The Committee has retained an independent consultant to assist in connection with the review of the Company’s equity incentives and officer compensation. In addition, in connection with the renegotiation of the employment agreement of the Company’s CEO and the Company’s equity compensation program, the Committee retained counsel that does not otherwise represent the Company on corporate or other matters.

Base-Salary Compensation

The Compensation Committee regularly reviews base salaries of the Company’s executive officers, including the Named Executive Officers set forth in the Summary Compensation Table. Industry compensation surveys are used to establish base salaries that are within the range of those persons holding positions of comparable responsibility at other similarly sized companies, both regionally and nationally. There is substantial overlap between the companies included in the salary surveys used by the Company and the companies included in the NASDAQ Stock Market (U.S.A.) Index and the NASDAQ Computer & Data Processing Index used to construct the Performance Graph included in this Proxy Statement. The Compensation Committee believes that it is appropriate to consider such surveys in establishing the range of competitive salaries for its executive officers. The Company’s current compensation structure falls generally within the range of compensation structures adopted by the other companies in the salary surveys reviewed. In addition, other factors are considered in setting salaries, such as cost-of-living increases, management performance, as well as the individual’s past performance and potential with the Company. The consideration of additional factors and the weight given to any particular factor is within the discretion of the Compensation Committee. During fiscal year 2003, the base salary for Charles M. Boesenberg, the Company’s President and Chief Executive Officer was $500,000, which was the base salary initially established by written agreement when Mr. Boesenberg became employed by the Company on January 25, 2002. Mr. Boesenberg and the Company have entered into a new written agreement applicable to fiscal years 2004 and 2005, which provides that Mr. Boesenberg will not receive a salary in those fiscal years.

Bonus Compensation

The Company’s management incentive bonus plan ties payment of benefits for executive officers, including the Named Executive Officers (other than the CEO), principally to corporate revenue and profit goals established by the Board of Directors. A minimum level of revenue and profitability must be achieved before related amounts are paid pursuant to the plan. Payments under the plan are based upon the following factors: (a) annual base salary; (b) an employee’s targeted bonus percentage (a percentage of base salary that generally increases for higher positions within the Company, which places a greater percentage of compensation at risk for those with greater responsibility); (c) corporate performance factors based on a comparison of corporate results to revenue and profitability objectives established by the Board of Directors; and (d) individual goals established by the Chief Executive Officer. The targeted bonus percentage when combined with the participant’s base salary is designed to deliver total cash compensation competitive with the median cash compensation of persons in comparable positions at our peer companies, when target performance is achieved.

Mr. Boesenberg was paid a bonus of $291,667 for fiscal 2003 under the terms of the written agreement entered into when Mr. Boesenberg became employed by the Company on January 25, 2002. Additionally, Mr. Boesenberg was paid a bonus of $53,017 for that portion of fiscal 2003 which occurred after January 25, 2003. This bonus was paid pursuant to the Company’s management incentive bonus plan applicable to senior management and was based upon the Company’s attainment of revenue and profit objectives and, with respect to the discretionary portion of that bonus, the accomplishment of individual goals and corporate objectives by  Mr. Boesenberg’s direct staff. Mr. Boesenberg and the Company have entered into a new written agreement applicable to fiscal year 2004 and 2005, which provides that Mr. Boesenberg will not receive a cash bonus in those fiscal years.

Equity-Based Compensation

Within the total number of shares authorized by stockholders, the Compensation Committee aims to provide stock option grants broadly throughout the organization. During fiscal 2003, the Company postponed making a number of merit option grants. Those grants subsequently were made on September 8, 2003.

The option incentive component of the total executive compensation package is intended to retain and motivate executives to improve long-term stock performance and to increase value for all stockholders. The Compensation Committee generally grants options under the Company’s plans with an exercise price equal to the market price at the date of grant and, as a result, the options will have value only if the Company’s stock price increases subsequent to the award. Grants are made to executive officers based on salary, responsibility, and expected performance of the individual officer. The Compensation Committee’s philosophy is that the award of stock options should be used to provide incentive to key executive officers and to further align their interests with those of the stockholders. During fiscal 2003, the Compensation Committee examined the stock and option holdings of the Company’s executive officers and determined that the awards set forth in the Option Grants in Last Fiscal Year table, as well as the grants to other executive officers not included in that table, were appropriate. The stock option awards when combined with the participant’s target total cash compensation is designed to deliver overall total direct compensation opportunities competitive with the median compensation of persons in comparable positions at our peer companies, when target performance is achieved.

On September 8, 2003 pursuant to a written employment agreement with the Company, Mr. Boesenberg was granted an option to purchase 333,133 shares of common stock under the 1995 Stock Plan at an exercise price of $13.95 per share, and 666,867 shares under the Amended and Restated 1998 Stock Incentive Compensation Plan at an exercise price of $14.08 per share. Twenty percent of the options were fully vested upon grant, with the remainder vesting quarterly over two years. In addition, on September 8, 2003 as part of a Company-wide program, Mr. Boesenberg was granted an option to purchase 200 shares of common stock under the 1995 Stock Plan at an exercise price of $13.95 per share, which option fully vests on October 8, 2003.

Option Exchange Program

The Company implemented an option exchange program during fiscal 2003 due to the substantial decline in the market price of the Company’s common stock and the great number of options outstanding prior to the exchange program that had exercise prices significantly higher than the market price of the underlying stock. The Compensation Committee, together with the Board, determined that the outstanding options were no longer effective in achieving the desired effect of retaining key employees and providing incentive to employees to align their interest with those of the Company’s stockholders. All employees other than the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and Chief Technology Officer were eligible to participate in the program. The exchange offer expired on December 18, 2002 and the Company accepted for exchange and cancellation options to purchase an aggregate of 5,276,953 shares of the Company’s common stock. On June 20, 2003 the Company granted new options to purchase an aggregate of 2,848,145 shares of the Company’s common stock to replace the eligible options that had been tendered and cancelled under the option exchange program. The exercise price per share for the new options granted in the exchange program was $16.00.

The Compensation Committee believes that the option exchange program was in the best interest of the Company and its stockholders because equity incentives are necessary for the retention of services of key employees, including executive officers eligible to participate in the program. Without the exchange offer, the discrepancy between the high exercise price of the outstanding options and the lowered market price of the Company stock would have limited the Company’s ability to remain competitive for the services of such key employees.

However, to balance stockholder interests with those of the Company’s employees, the option exchange program was structured with variable exchange ratios and included several restrictions. For options to purchase shares at prices of $24.00 or less, program participants received new options to purchase one share of common stock for every share subject to options tendered. For options to purchase shares at prices greater than $24.00 and less than $30.00, program participants received new options to purchase two shares of common stock for every three shares subject to options tendered. For options to purchase shares at prices greater than or equal to $30.00, program participants received new options to purchase one share of common stock for every two shares subject to options tendered. In addition, 50% of the tendered shares recaptured as a result of the exchange ratios were retired from the option plans rather than being made available for future re-issuance under the plans. Each employee participating in the program had to first tender for cancellation the outstanding options such employee elected to exchange. New option grants expire five years from the original date of grant of the tendered options, substantially shorter than the seven- to ten-year life of the tendered options. A six-month exercise moratorium was imposed for vested options following the date of the new grants. In addition, the program was structured so that the exercise price of the new shares would be the greater of the stock price on the date of cancellation or on the date of the new grant.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly-compensated executive officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1.0 million or meets certain specified conditions (including stockholder approval). Based on the Company’s current compensation plans and policies and proposed regulations interpreting this provision of the Internal Revenue Code, the Company and the Compensation Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction for executive compensation.

Summary

The Compensation Committee believes that the Company’s general compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company’s goals. The Company’s compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term stockholder value.

THE COMPENSATION COMMITTEE

Alan W. Kaufman, Chair

Michael J. Maples

David J. Barram

COMPANY PERFORMANCE

Our common stock began trading on the NASDAQ National Market on July 30, 1999. The following graph compares the cumulative total return for the Company, The NASDAQ Stock Market (U.S.A.) Index, and The NASDAQ Computer and Data Processing Index for the 47-month period that began July 30, 1999 and ended June 30, 2003.

The stock price performance on the following graph is not necessarily indicative of future stock price performance.

Comparison of 47-Month Cumulative Total Return

Among NetIQ Corporation

The NASDAQ Stock Market (U.S.A.) Index,

and The NASDAQ Computer & Data Processing Index

ASSUMES $100 INVESTED ON JULY 30, 1999

FISCAL YEAR ENDED JUNE 30, 2003

	Cumulative Total Return
	07/30/99	06/30/00	06/30/01	06/30/02	06/30/03
NetIQ Corporation	$100.00	$355.97	$186.81	$135.10	$92.54
NASDAQ Stock Market (U.S.A.) Index	100.00	150.59	81.84	55.75	61.90
NASDAQ Computer & Data Processing Index	100.00	150.30	81.52	50.68	53.86

ADDITIONAL INFORMATION

Other Matters

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the proxy holders to vote the shares they represent as the Board of Directors may recommend.

EXHIBIT A

NETIQ CORPORATION

CORPORATE GOVERNANCE GUIDELINES

The following Corporate Governance Guidelines (“Guidelines”) have been approved by the Board of Directors (the “Board”) of NetIQ Corporation (“NetIQ” or the “Company”). Together with NetIQ’s Charter, Bylaws, Code of Business Conduct and Ethics, and the charters of the committees of the Board, these Guidelines provide the framework for the governance of NetIQ. These Guidelines, together with other matters affecting NetIQ governance, will be reviewed by the Board at least annually, with the goal of creating a strong Board, attracting quality members and serving the long-term interests of NetIQ and its stockholders.

1.    Roles of Board and Management.    The Board, which is elected by the stockholders, is the ultimate decision-making body of NetIQ, except with respect to those matters reserved to the stockholders. It selects the senior management team, which is charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance.

The fundamental role of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its stockholders. In fulfilling that responsibility the directors may reasonably rely on the honesty and integrity of the Company’s senior management and expert legal, accounting, financial and other advisors.

2.    Meetings of the Board and Committees.    The Board shall have a minimum of five (5) scheduled meetings a year at which it reviews and discusses reports by senior management on the performance of the Company, the Company’s prospects and strategies, and immediate issues facing the Company. Directors are expected to attend and participate in all scheduled Board and committee meetings, and to rigorously prepare for such meetings. In months where there is no scheduled Board meeting, the CEO normally will communicate with the members of the Board by a scheduled conference call to update the members on any material corporate developments.

3.    Selection and Qualification of Board Members.

A.        Generally.    The Nominating and Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required for members of the Board and for identifying qualified candidates for membership. In general, directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of NetIQ’s stockholders. They should have an inquisitive and objective perspective, practical wisdom and mature judgment. NetIQ shall endeavor to have a Board representing diverse experience at policy-making levels in business, government, education and technology, and in areas that are relevant to NetIQ’s global activities. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon the contributions they can make to NetIQ.

B.        Change in Director Responsibilities.    Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

C.        Limits on Director Outside Responsibilities.    Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Each Board member is expected to ensure that his or her existing and planned commitments do not conflict with or materially interfere with the member’s service on the Board, and must avoid any actual or perceived conflict of interest with NetIQ. Directors shall inform the Lead Director prior to agreeing to serve on the board of any other public company. Directors who also serve as CEOs or in equivalent positions should not serve on more than two (2) boards of public companies in addition to the NetIQ Board. The Nominating and Governance Committee shall annually review the appropriateness of this limitation and whether limitations should be placed on other directors.

D.        Term Limit and Retirement Age.    A director shall not serve more than four (4) consecutive terms of three (3) years each. Directors will not be nominated for election to the Board after their 73rd birthday. The full Board may determine to waive the term limit or retirement age in the event of special circumstances and with disclosure to the stockholders.

4.    Lead Director.    The Nominating and Governance Committee shall propose a Lead Director for election by the full Board on an annual basis. The Lead Director shall be independent and, where possible, shall reside within reasonable proximity of NetIQ’s headquarters. The Lead Director shall chair all executive sessions of the Board and shall have such other duties as prescribed by these Guidelines or designated by the Board from time to time.

5.    Director Independence.    The Board believes that, as a matter of corporate policy and consistent with applicable laws and exchange rules, the Board should have a substantial majority of independent directors, and in no event less than a majority of independent directors. The Board has determined that six (6) of NetIQ’s eight (8) directors are independent.

In making a determination regarding a director’s independence, the Board will review all relevant facts and circumstances, including any direct or indirect material relationship with NetIQ, and generally will apply the standards mandated by the New York Stock Exchange (except where inconsistent with the rules of NASDAQ). A director will not be deemed independent if the director, or an immediate family member of the director, provides personal services to NetIQ for compensation, other than in the director’s capacity as a member of the Board.

The Board has established the following guidelines to assist in determining director independence:

a.

A director will not be independent if, within the preceding five (5) years, either the director or an immediate family member of the director: (i) was employed by NetIQ; (ii) was employed by or affiliated with NetIQ’s independent auditor; (iii) was employed as an executive officer of another company where any of NetIQ’s present executive officers serve on the other company’s board; (iv) was employed by another company that has a material business relationship with NetIQ; or (v) received more than $60,000 during any twelve (12) month period in direct compensation from NetIQ (other than fees for services as a director).

b.

The following commercial or charitable relationships will not be considered a material business relationship for purposes of subsection (a)(iv), above: (i) a director is, or was, employed by another company that does business with NetIQ and the annual sales to, or purchases from, NetIQ are less than the greater of $200,000 or five percent (5%) of the consolidated gross annual revenues of the selling party; or (ii) a director serves as an officer, director or trustee of a charitable organization, and NetIQ’s discretionary charitable contributions to the organization are less than one percent (1%) of that organization’s total annual charitable receipts. The Board annually will review all commercial and charitable relationships of its directors. Whether directors meet these categorical independence tests will be reviewed and will be made public prior to their standing for re-election to the Board.

c.

The Board has determined that the following directors are independent under the foregoing guidelines: David J. Barram; Alan W. Kaufman; Michael E. Lehman; Michael J. Maples; Maureen F. McNichols and Michael J. Rose.

d.

For business relationships not covered by the guidelines in subsection (b) above, the determination of whether the relationship is material and, therefore, whether the director is independent, shall be made by the directors who satisfy the independence guidelines set forth in subsections (a) and (b), above. Any determination by the Board that a relationship is immaterial, despite the fact that the relationship failed to meet the categorical standards of immateriality set forth in subsection (b) above, will be explained in the next proxy statement.

6.    Size of Board and Selection Process.    A slate of directors to be elected to the class of directors whose term is then expiring, together with any directors not previously elected by the stockholders, shall be submitted for election by the stockholders at the annual meeting of the stockholders. The slate of directors shall be proposed by the Nominating and Governance Committee and approved by the Board. Stockholders may propose nominees for consideration by the Nominating and Governance Committee by submitting the names and supporting information to: Corporate Secretary, 3553 North First Street, San Jose, CA 95134, and such nominees shall be duly considered by the Nominating and Governance Committee. Between annual stockholder meetings, the Board may elect directors to fill existing vacancies and to serve until the next annual meeting. The Board believes that, given the size of NetIQ, the need for diversity of members’ views and experience, and the need to attract and retain qualified independent directors, the size of the Board presently should be in the range of five (5) to nine (9) directors.

7.    Board Committees.    The Board will maintain the following committees to assist the Board in discharging its responsibilities: (i) Audit Committee; (ii) Compensation Committee; and (iii) Nominating and Governance Committee. The Board may from time to time establish additional committees. The Audit Committee shall have a minimum of three (3) members and, where possible, the other committees also shall have a minimum of three (3) members. The members of the committees shall be appointed by the Board and each member shall be independent under the criteria set forth in Section 4, above. Each committee shall have its own charter. The charters of the committees will be published on the NetIQ website and will be mailed to stockholders on written request. The committee members shall elect a chair, who, in consultation with the other committee members, shall determine the frequency and length of committee meetings, together with the agenda for the meetings. The committee chair shall report the highlights of their meetings to the full Board following each meeting of the respective committees. The chair of the Audit Committee must have accounting or financial management experience.

8.    Meetings of Non-Employee Directors.    The Board will regularly meet in an executive session of non-employee directors, without the presence of management. Such sessions shall generally be held at the end of each regular Board meeting. Promptly after the executive session, the Lead Director will review with the CEO any material matters discussed.

9.    Evaluation of Board and Director Performance.    The Board and each of the committees will perform an annual self-evaluation. During the fall quarter, the directors will be requested to provide their assessments of the effectiveness of the Board and the committees on which they serve to the Nominating and Governance Committee. The assessments will be compiled by the Nominating and Governance Committee for discussion with the Board and the committees in the winter quarter. The Nominating and Governance Committee additionally will review the performance of an individual director prior to submission of that director as a candidate for re-election.

10.    Setting Board Agenda.    Prior to each Board meeting, the CEO will discuss the specific agenda items for the meeting with the Lead Director. The CEO and the Lead Director, or committee chair as appropriate, shall determine the nature and extent of information that shall be provided regularly to the directors before each scheduled Board or committee meeting. Directors are urged to make suggestions for agenda items, or additional pre-meeting materials, to the CEO, the Lead Director, or appropriate committee chair at any time.

11.    Ethics and Conflicts of Interest.    The Board expects each NetIQ director, as well as each officer and employee of NetIQ, to act ethically at all times and to acknowledge adherence to the policies comprising NetIQ’s Code of Business Conduct and Ethics (the “Code”). The Board will not permit any waiver of the Code for any director or executive officer of NetIQ. If any actual or potential conflict of interest arises for a director, the director shall promptly inform the CEO and the Lead Director. If a significant conflict exists and cannot be resolved, the director should resign. Each director will recuse himself or herself from any discussion or decision affecting his or her personal business or professional interests. The Board will appoint an Ethics Committee, composed of appropriate representatives from financial, legal and human resources management of the Company, to educate NetIQ’s employees with respect to the Code and to address employee concerns, questions and reported violations of the Code. The Ethics Committee shall report to the Lead Director.

12.    Reported Concerns.    Anyone who has a concern about NetIQ’s integrity, or about the Company’s accounting, financial reporting, internal accounting controls or auditing matters, may communicate that concern directly to the Audit Committee or to the Ethics Committee (“Reported Concerns”). Such communications shall be confidential and may be reported anonymously by phone to a toll-free phone number published on NetIQ’s website. The status of all outstanding Reported Concerns will be provided to the Lead Director and the chair of the Audit Committee on a quarterly basis. The Lead Director or the chair of the Audit Committee may direct that certain matters be presented to the Audit Committee or the full Board, and may retain outside advisors or counsel for any Reported Concern. The Code prohibits any employee of NetIQ from retaliating or taking any adverse action against anyone as consequence of a Reported Concern made in good faith.

13.    Compensation of the Board.    The Compensation Committee shall have the responsibility for recommending to the Board compensation and benefits for non-employee directors. In discharging this duty, the Compensation Committee shall be guided by three (3) goals: compensation should fairly pay directors for work required in a company of NetIQ’s size and scope; compensation should align directors’ interests with the long-term interests of NetIQ’s stockholders; and the compensation policy should be easy for stockholders to understand. The Compensation Committee shall review non-employee director compensation on an annual basis. Compensation to non-employee directors shall include an equity component.

14.    Succession Plan.    The Board shall approve and maintain a succession plan for the CEO, based upon recommendations from the Compensation Committee.

15.    Annual Review of CEO Performance and Compensation of Senior Management.    The Compensation Committee shall annually approve the goals and objectives for compensating the CEO and shall evaluate the CEO’s performance in light of these goals before recommending the CEO’s salary, bonus and other incentive and equity compensation to the full Board for approval. Such evaluation normally shall be conducted during the spring quarter. The Compensation Committee shall review and approve the compensation for NetIQ’s other executive officers, including salary, bonus and other incentive and equity compensation.

16.    Access to Senior Management.    Non-employee directors are encouraged to contact senior managers or other employees of the Company, including the General Counsel and the Chief Financial Officer, with any questions or concerns they may have or to independently verify any matter.

17.    Access to Independent Advisors.    The Board and each of its committees shall have the right at any time to retain independent outside financial, legal or other advisors.

18.    Director Orientation and Education.    The Nominating and Governance Committee, in conjunction with the Company’s General Counsel and Chief Financial Officer, shall be responsible for providing an orientation for new directors, and for periodically providing materials or briefing sessions for all directors on subjects intended to assist them in discharging their duties. Each new director shall, within six (6) months of election to the Board, spend a day at NetIQ’s headquarters for personal briefing by senior management on the Company’s strategic plans, its financial statements, and its key policies and practices. Directors are encouraged to attend relevant directors’ education programs, such as the Directors College offered by Stanford University or the Directors Institute to be established by the NYSE, at NetIQ’s expense.

19.    Stock Ownership Guidelines.    The Board believes that, in order to better align their interests with the long-term interests of NetIQ stockholders, individual directors and executive officers should be stockholders of NetIQ. The Board has established the following guidelines for stock ownership, which should be attained within twelve (12) months of commencement of service as a Board member or executive officer: (a) directors shall hold 1,000 shares of NetIQ common stock; and (b) executive officers shall hold 500 shares of NetIQ common stock.

20.    Loans.    NetIQ will not make any personal loans or extensions of credit to its directors or executive officers.

EXHIBIT B

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

NETIQ CORPORATION

PURPOSE:

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of NetIQ Corporation (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•

Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements,  (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	Provide the Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

MEMBERSHIP:

The Committee members will be appointed by, and will serve at the discretion of, the Board. The Committee will consist of at least three (3) members of the Board. Members of the Committee must meet the independence standards specified by the Company’s Corporate Governance Guidelines and the following criteria (as well as any criteria required by the SEC):

•	Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

•

At least one (1) member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

The responsibilities of the Committee shall include:

•

Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•

Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

•

Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three (3) years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the Committee by the independent auditors in accordance with the applicable SEC requirements;

•

Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•

Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and Committee members, member qualifications and activities;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	Reviewing the Company’s compliance with employee benefit plans;

•	Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing its own charter, structure, processes and membership requirements;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

The Committee will meet at least four (4) times each year. The Committee may establish its own schedule, which it will provide to the Board in advance.

The Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Committee under this charter.

MINUTES:

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee’s charter.

COMPENSATION:

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its scheduled meetings.

EXHIBIT C

CHARTER FOR THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF

NETIQ CORPORATION

PURPOSE:

The purpose of the Compensation Committee (the “Committee”) is to (i) discharge the responsibilities of the Board of Directors (the “Board”) of NetIQ Corporation (the “Company”) relating to compensation of the Company’s directors and executive officers, including approval of individual executive officers compensation and recommendation of CEO compensation, and (ii) review and recommend to the Board compensation plans, policies and programs intended to attract, retain and appropriately reward employees in order to motivate their performance in the achievement of the Company’s business objectives and align their interests with the long-term interests of the Company’s stockholders.

The Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

COMMITTEE MEMBERSHIP:

The Committee shall consist of two (2) or more directors each of whom: (i) meets the director independence standards specified by the Company’s Corporate Governance Guidelines; (ii) meets the requirements for a “Non-Employee Director” contained in Rule 16b-3 under the Securities Exchange Act of 1934, as amended; and  (iii) meets the requirements for an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. Determinations as to whether a particular director satisfies the requirements for Committee membership shall be made by the members of the Board meeting the criteria for independence.

The members of the Committee shall be appointed by the Board and shall serve for such terms as the Board may determine, or until their earlier resignations, death or removal by the Board. The Committee members shall elect a chair of the Committee.

COMMITTEE RESPONSIBILITIES:

The responsibilities of the Committee include:

1.

Annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives and establish the individual elements of the CEO’s total compensation based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee shall consider the Company’s performance and stockholder returns relative to comparable companies, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years.

2.

Review and monitor the Company’s employee and management compensation and benefit plans and policies, provide oversight of any employee benefit plan, and review and approve the compensation of the Company’s executive officers other than the CEO.

3.

Approve adoptions of, and any material amendments to, tax qualified, non-discriminatory employee benefit plans and parallel nonqualified plans, and any inducement grants of options made to new employees.

4.	Review and make recommendations to the Board regarding the Company’s compensation plans, including with respect to incentive-compensation plans and equity-based plans, policies and programs.

5.	Approve grants and/or awards of restricted stock, stock options and other forms of equity-based compensation under the Company’s stock option, incentive-compensation and equity-based plans.

C-1

6.	Review and approve, for the CEO and other executive officers of the Company, when and if appropriate, employment agreements, severance agreements and change of control agreements.

7.	Evaluate and recommend to the full Board appropriate compensation for the Company’s directors, including compensation and expense reimbursement policies for attendance at Board and committee meetings.

8.	Provide the annual report on executive compensation required to be included in the Company’s annual proxy statements.

9.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

10.	Conduct an annual self-evaluation of the performance of the Committee.

11.	Report to the Board on a regular basis and make such recommendations with respect to any of the above and such other matters as the Committee deems necessary or appropriate.

12.	Perform such other duties and responsibilities, consistent with this Charter, delegated to the Committee by the Board or required under the provisions of any compensation or benefit plan maintained by the Company.

MEETINGS:

It is anticipated that the Committee will meet at least four (4) times each year. The Committee chair, in consultation with the other Committee members, shall determine the length and frequency of the meetings, together with the agenda for the meetings.

ADVISORS:

The Committee shall have the authority to retain compensation consultants and independent counsel to assist in the evaluation of director, CEO or executive officer compensation, and to assist in the development of compensation plans, policies and programs intended to attract, retain and appropriately reward Company employees, and shall have the sole authority to approve the fees and other retention terms of such consultants or counsel. The Committee shall also have authority to obtain advice and assistance from any officer or employee of the Company or any outside legal expert or other advisor of the Company.

MINUTES:

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee chairperson shall report the highlights of any Committee meeting to the full Board.

COMPENSATION:

Members of the Committee shall receive such fees, if any, for their service on the Committee as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

C-2

EXHIBIT D

CHARTER FOR THE NOMINATING AND GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS OF

NETIQ CORPORATION

PURPOSE:

The purpose of the Nominating and Governance Committee (the “Committee”) is to ensure that the Board of Directors (the “Board”) of NetIQ Corporation (the “Company”) is properly constituted to meet its fiduciary obligations to stockholders and the Company, and that the Company has and follows appropriate governance standards. To carry out this purpose, the Committee shall: (i) assist the Board by identifying prospective director nominees and to recommend to the Board the director nominees for the next annual meeting of stockholders;  (ii) develop and recommend to the Board the corporate governance guidelines applicable to the Company;  (iii) oversee the evaluation of the Board and management; (iv) recommend to the Board director nominees for each committee; and (v) recommend to the Board one or more nominees for “Lead Director”.

COMMITTEE MEMBERSHIP:

The Committee shall consist of two (2) or more directors each of whom meets the director independence standards specified by the Company’s Corporate Governance Guidelines. Determinations as to whether a particular director satisfies the requirements for Committee membership shall be made by the members of the Board meeting the criteria for independence.

The members of the Committee shall be appointed by the Board and shall serve for such terms as the Board may determine, or until their earlier resignations, death or removal by the Board. The Committee members shall elect a chair of the committee.

COMMITTEE RESPONSIBILITIES:

The responsibilities of the Committee include:

1.	Evaluate the current composition, organization and governance of the Board and its committees, determine future requirements and make recommendations to the Board for approval.

2.

Determine on an annual basis desired qualifications, expertise and characteristics of Board members, and conduct searches for potential Board members with corresponding attributes. Evaluate and propose nominees for election to the Board.

3.	Oversee the Board performance evaluation process, including compilation of assessments prepared by individual members.

4.	Form and delegate authority to subcommittees when appropriate.

5.	Evaluate and make recommendations to the Board concerning the appointment of directors to Board committees, the selection of Board committee chairs, and the proposal of the Board slate for election.

6.	Review the performance of an individual director prior to submission of that director as a candidate for re-election.

7.	Receive and consider stockholder nominees for election to the Board.

8.

Evaluate and recommend termination of membership of individual directors in accordance with the Board’s governance principles, for cause or for other appropriate reasons, including a change in a director’s personal circumstances.

D-1

9.	Conduct an annual review on succession planning, report its findings and recommendations to the Board, and work with the Board in evaluating potential successors to the CEO.

10.	In conjunction with the Company’s CEO and General Counsel, develop and provide an orientation program for new directors, and periodically provide materials or briefing sessions for all directors on subjects intended to assist them in discharging their duties.

11.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

12.	Conduct an annual self-evaluation of the performance of the Committee.

13.	Report to the Board on a regular basis and make such recommendations with respect to any of the above and such other matters as the Committee deems necessary or appropriate.

14.	Fulfill such other duties and responsibilities, consistent with this Charter, delegated to the Committee by the Board.

MEETINGS:

It is anticipated that the Committee will meet at least four (4) times each year. The Committee chair, in consultation with the other Committee members, shall determine the length and frequency of the meetings, together with the agenda for the meetings.

ADVISORS:

The Committee shall have the authority to retain search firms and other consultants and independent counsel to assist in the performance of its responsibilities, and shall have the sole authority to approve the fees and other retention terms of such consultants or counsel. The Committee shall also have authority to obtain advice and assistance from any officer or employee of the Company or any outside legal expert or other advisor of the Company.

MINUTES:

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee chair shall report the highlights of any Committee meeting to the full Board.

COMPENSATION:

Members of the Committee shall receive such fees, if any, for their service on the Committee as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

D-2

DETACH HERE

PROXY

NETIQ CORPORATION

PROXY FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of NetIQ Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 10, 2003, and hereby appoints Charles M. Boesenberg and James A. Barth and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of NetIQ Corporation to be held on Thursday, November 20, 2003 at 1:00 p.m., local time, at 3553 North First Street, San Jose, California, and any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

NETIQ CORPORATION
C/O EQUISERVE	FOR STREET NAME HOLDERS ONLY
P.O. BOX 43068
PROVIDENCE, RI 02940

Vote By Telephone	Vote By Internet

It’s fast, convenient and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683)	It’s fast, convenient and your vote is immediately confirmed and posted.

Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.

2. Call the toll-free number 1-877-PRX-VOTE
(1-877-779-8683)

3. Enter your Voter Control Number located on the Proxy Card above your name.

4. Follow the recorded instructions.

Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.

2. Go to the Website http:://www.eproxyvote.com/ntiq

3. Enter your Voter Control Number located on the Proxy Card above your name.

4. Follow the recorded instructions.

Your vote is important! Call 1-877-PRX-VOTE (1-877-779-8683) anytime!	Your vote is important! Go to http:://www.eproxyvote.com/ntiq anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE

☒	Please mark votes as in this example

1. Election of Class II Directors each for a
three-year term.
Nominees: David J. Barram; Michael J. Maples;
Michael J. Rose

Election of a Class III Director for a one-year
term.

Nominee: Maureen F. McNichols

2. To approve the appointment of Deloitte & Touche LLP as the Company’s independent certified public auditors. FOR AGAINST ABSTAIN ☐ ☐ ☐

3. Upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof, in their discretion.

FOR ALL WITHHELD FROM NOMINEES ALL NOMINEES (except as indicated) ☐ ☐ ☐ For all nominee(s) except as written above	This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the Company’s nominees in the election of Class II directors and a Class III director; (2) for the appointment of Deloitte & Touche LLP as the Company’s independent certified public auditors; and (3) as said proxies deem advisable on such other matters as may come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ☐

Please sign your name exactly as it appears on the proxy card. For joint accounts, each owner should sign. When signing as executor, attorney, trustee, or guardian, etc., please give full title.
Signature: Date: